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                                                                   Exhibit 10.1

                                MASTER AGREEMENT

                                    BETWEEN

- TELEFONICA INTERACTIVA, S. A., a Spanish company with registered office in Gran Via 28, Madrid, represented by its President Mr. Juan Perea Saenz de Buruaga;

AND

- AMADEUS GLOBAL TRAVEL DISTRIBUTION, S. A., a Spanish company with registered office in Salvador de Madariaga 1, Madrid 28027, represented by its President and CEO, Mr. Jose Antonio Tazon.

WHEREAS:

(a) TELEFONICA INTERACTIVA, S. A. (hereinafter referred to as "TI"), a 100% subsidiary of TELEFONICA, S.A. (hereinafter referred to as "TELEFONICA"), and AMADEUS GLOBAL TRAVEL DISTRIBUTION, S. A. (hereinafter referred to as "AMADEUS"), intend to build up a cooperation relationship aiming at giving full value to their respective activities in certain areas through a common entrepreneurial project;

(b) AMADEUS has developed and operates a fully automated reservation and distribution system known as AMADEUS Global Travel Distribution System;

(c) AMADEUS has gained specific know-how in the field of electronic travel industry;

(d) On the basis of the experience acquired in the field of electronic travel industry, AMADEUS has developed an automated system for reservation and other travel-related services for airlines, travel agents and other entities involved in this field;


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(e)   AMADEUS has further developed and implemented its own electronic website technology for the field of travel;

(f) TI owns or operates an "Access to Internet" business, based on several "Internet Service Provider" companies (including but not limited to Teleline in Spain, ZAZ in Brasil, Advance in Argentina and CTC-Internet in Chile), that is aimed to cover a significant part of the "Access to Internet" market in Spain and Latin America;

(g) TI owns and operates an "Internet Portal" business, based on some Global/Multilocal Internet High Traffic Websites (including but not limited to Ole and ZAZ), devoted to both massive advertising and e-commerce businesses, being this "Portal Network" one of the leading services in terms of traffic within the Spanish and Portuguese speaking countries and markets;

(h) TI owns and operates large content and functional Internet development facilities;

(i) TELEFONICA, as owner of TI, is present in most of the Spanish and Portuguese speaking countries with its telecommunication business. Among the companies owned (fully or partially) by TELEFONICA there are several mobile or cellular operators, cable operators and TV stations.

(j) Within the group of companies owned (fully or partially) by TELEFONICA, TI has been created as the vehicle to concentrate most of the end-user oriented Internet related activities world-wide;

(k) TI will make its best efforts to obtain from TELEFONICA and from its Subsidiaries and Affiliated companies, support to AMADEUS and TI in this cooperation project in order to contribute to the success of the new company to be established as set forth herein;


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(l)   TI and AMADEUS (hereinafter referred to as "the Parties") have taken due note of the information previously exchanged with respect to the outlooks, strategies and operational conditions of their respective commercial activities under this Agreement.

That being stated, the Parties hereto agree as follows:

                            Article 1. - Definitions

Affiliated or Affiliate means, with respect to a party, any person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such party, where "control" means power and ability to elect a majority of the Board of Directors (or other governing body) or to direct or cause the direction of the management and policies of such Party, whether through ownership of voting securities (but in no event less than fifty percent (50%) of the total issued and outstanding common shares) or by contract.

AMADEUS Subscriber means any person, travel agency, or branch thereof, corporate account or supplier of travel related services, which contracts to receive access to the AMADEUS Global Travel Distribution System.

Business Plan means a plan for the business of NewCo consisting of:

(a)   The strategic, development and marketing objectives of NewCo.

(b) The operating and financial targets and forecasts of NewCo for the year 1999, and the two financial years following that.


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Budget means the budget of NewCo for the years 1999 and 2000 prepared using the plans, guidelines and forecasts established in Attachment A, which also serves as a basis for the Business Plan.

Confidential Information means:

(a)   The provisions of this Agreement and

(b) Any information, data, practices and techniques supplied or disclosed by a Party or a Subsidiary or Affiliate ("supplier") to a Party or a Subsidiary or Affiliate to a Party in connection with NewCo ("recipient") other than information, data, practices and techniques:

      (i) in the possession of a recipient prior to the date of its disclosure to a recipient by a supplier;

      (ii) in the public domain prior to the date of its disclosure to a recipient by a supplier;

      (iii) which have entered the public domain other than as a result of breach of confidence by the recipient; or

      (iv) supplied to a recipient without restriction by a third party who is under no obligation to a supplier to maintain that information in confidence.

Security Interest means:

(a) a mortgage, pledge, lien, charge, assignment, hypothecation, security interest or any interest or power otherwise arising in or over any interest in any share or reserved in or over an asset, or any other right of a creditor to have a claim satisfied prior to other creditors from the proceeds of any asset; or

(b) an agreement to create or give any security or right referred to in paragraph (a) of this definition.

Subsidiary(ies) means an entity (already existing or yet to be established) directly or indirectly controlled or owned by a party, as the case may be. (1) Furthermore, direct or indirect control or ownership shall be deemed to exist as decribed in this Article 1 ("Definitions").

(1)   [ILLEGIBLE]


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                     Article 2. - Purpose of the Agreement

2.1. With this Agreement TI and AMADEUS intend to establish a jointly owned company with the objective of establishing a travel-focused website. This website will provide news, reports, destination information, and on-line purchase facilities for travel and travel-related products.

Said jointly owned company will be the only travel-oriented component seamlessly integrated in the overall "internet hubs" being developed by TI. Said Internet hub aims to target the Spanish and Portuguese speaking markets with the provision of content and e-commerce services.

The main target customers will be Spanish and Portuguese speaking customers based in Spain, Portugal and Latin American countries listed in Attachment B.

In particular, the jointly owned company's website will encompass:

      (i) On-line purchase facilities provided by AMADEUS through the use of the 1a-Res product. This product enables access to availability, fare and reservations on air, hotel, and car services, including access to negotiated fares and special offers. Additional providers will be added as they become available through AMADEUS web products, or as they are specifically developed for the jointly owned company (for instance, local railways and ferries). Sales of tour operator packages and cruise services may also initially be offered via e-mail and/or call centers.

      (ii) Information content related to travel that will initially be purchased, provided by both Parties and later on will be complemented by the jointly owned company's own editorial/content management activity. This content will include (but will not be


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            limited to) live news feeds related to travel, ad-hoc reports and articles and links to websites chosen by the jointly owned company.

      (iii) Fulfillment services will be contracted out to travel agencies working with the AMADEUS System in the various targeted markets. The selection of each travel agency will be mutually agreed by both Parties.

      (iv) Customer support. The jointly owned company will explore the best solution for Call Center support, if any.

      (v) Payment services. Based on AMADEUS' 1a-Res facilities for Air, Car and Hotel. The jointly owned company will look for adequate solutions to complete the role of the merchant.

      (vi) New services and functionalities covering travel-related and non-travel-related products will be added at a later stage, as agreed upon by the Parties.

2.2. In particular, the Parties agree to establish a Spanish "Sociedad Anonima" (hereinafter referred to as "NewCo") which shall establish the travel-focused website as described in Article 2.1.

2.3 NewCo shall enter into service agreements with AMADEUS and TI in order to make available to NewCo the required facilities and services related to the above. Such agreements shall be discussed in good faith and executed within a term of seventy five (75) days of signature of this Agreement.


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                    Article 3. - Corporate Purpose of NewCo

3.1. NewCo shall have as its main purpose the establishment of the travel-focused website as described in Article 2.1.

3.2. In relation to the above, TI and AMADEUS undertake all reasonable efforts to supply to NewCo, and implement, following an agreed schedule, the services and facilities referred to in Attachment A to this Agreement.

3.3. The Parties will enter into an exclusive agreement with AMADEUS for the access by NewCo to the reservation and distribution facilities of AMADEUS. It is understood that NewCo will not, in any case, enter into any sort of contractual agreement or arrangement with any other computer reservation system (CRS) or distribution system without the prior written approval of the Parties.

                    Article 4. - Obligations of the Parties

4.1. In accordance with the provisions set forth in Attachment A and subject to the relevant contractual arrangements, which the Parties intend to conclude within seventy five (75) days of signature of this Agreement, TI shall (directly or through the adequate channel or Subsidiary):

      (a) promote the NewCo website through all feasible media channels of TI, both on-line and off-line. This will be performed via regular advertising at the most favourable rate, and via the use of spare advertising capacity.

      (b)   place the website in a prominent position on TI web properties;

      (c)   give access to competitive technology solutions;

      (d)   provide content from various media of TI;


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      (e)   promote the distribution of the services and facilities described herein through TELEFONICA's mobile phone networks, as feasible and according to the agreements between NewCo and the corresponding company providing mobile phone networks;

      (f)   include in TI's own websites a routing link to the NewCo website.

Other types of support shall be agreed by the Parties and regulated from time to time (on a case-by-case basis).

In addition to all of the above, and bearing in mind that TI, TELEFONICA and its Affiliates and Subsidiaries are legally independent companies, TI will make its best efforts to cause TELEFONICA and its Affiliates and Subsidiaries to perform the following:

      (a) promote the NewCo website through all feasible media channels of TELEFONICA and its Affiliates and Subsidiaries, both on-line and off-line. This will be performed via regular advertising at the most favourable rate, and via the use of spare advertising capacity.

      (b) place the website in a prominent position on TELEFONICA and its Affiliates and Subsidiaries web properties;

      (c)   give access to competitive technology solutions;

      (d) provide content from various media of TELEFONICA and its Affiliates and Subsidiaries;

      (e) promote the distribution of the services and facilities described herein through TELEFONICA's mobile phone networks, as feasible and according to the agreements between NewCo and the corresponding company providing mobile phone networks;

      (f) include in the websites owned by TELEFONICA and its Affiliates and Subsidiaries a routing link to the NewCo website.

4.2 In accordance with the provisions set forth in Attachment A and subject to the relevant contractual arrangements, which the Parties intend to conclude within seventy five (75) days of


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signature of this Agreement, AMADEUS shall (directly or through the adequate channel or Subsidiary):

      (a) provide NewCo with access and usage of the customised on-line booking engine (being the AMADEUS 1a-Res facility at the time of signature of this Agreement) for air travel, hotel and car reservations initially (additional provider sevices will be added as they become available) and, eventually, to other mutually agreed web based travel related facilities, so that NewCo may carry out travel-related reservations, at the most favourable customer price in the markets covered by this Agreement (provided to customers of comparable size and volumes);

      (b) make available its infrastructures and technical know-how for the development of travel-related e-commerce, also with reference to the definition and supervision of the fulfilment and logistics activities;

      (c) develop and establish contacts between NewCo and the main suppliers (at a global level) of travel-related services;

      (d) channel NewCo requirements, through the relevant organization within the AMADEUS Group, into the AMADEUS product plan process, covering distribution products and functionalities;

      (e) put at the disposal of NewCo any appropriate relevant material concerning the facilities and services described in Attachment A;

      (f) include in its own website - as well as in the other sites of the Subsidiaries - a routing link to the site of NewCo;

Other types support shall be agreed by the Parties and regulated from time to time (on a case-by-case basis).


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                        Article 5. - Special Obligations

5.1 Subject to the exceptions noted herein, AMADEUS and TI (on their behalf and on behalf of their Subsidiaries) agree not to invest, alone or with other parties, into similar ventures, in order to develop the offer through websites travel information and on-line purchase of travel-related products for end-users for the markets of Spain, Portugal and the countries of Latin America listed in Attachment B.

5.2 AMADEUS and TI agree to actively promote the website of NewCo.

5.3 It is understood and agreed that, as part of their core business, AMADEUS and its National Marketing Companies and similar distributors may offer internet-based products and services, as well as corporate management solutions, to AMADEUS Subscribers. Examples of these products and services are web booking engines and programmatic interfaces to the AMADEUS System (API).

5.4 TI will have the right to make its own information content available through other websites, not developed by or for NewCo, regardless of the fact that these contents are also used by NewCo.

5.5 TI and AMADEUS and/or any of their Subsidiaries, as the case may be, shall not be bound by the provisions of Article 5.1 above in the event the other Party breaches the special obligation therein described.

In addition to the above, AMADEUS shall not, in the countries affected by the activities described below, be bound by the provisions of Article 5.1 in the event that TELEFONICA by itself or through its Affiliates and/or Subsidiaries invests with a significant participation, alone or with other parties, in ventures dedicated to substantially the same purpose as NewCo, without AMADEUS prior written consent.


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            Article 6. - Registered Office. Corporate Name. Bylaws.

NewCo shall have its registered office in Madrid, and shall be incorporated according to the provisions of this Agreement and the Articles of Association, not later than 75 (seventy-five) days after the date of signature of this Agreement.

                         Article 7. - Corporate Capital

7.1. NewCo shall have a fully subscribed and paid-up corporate capital equivalent to EURO 1 million which shall be represented by 1 million shares having a face value of 1 EURO each.

7.2 The capital of NewCo shall be subscribed and fully disbursed as follows:

- AMADEUS: EURO 500,000 (five hundred thousand)

- TI: EURO 500,000 (five hundred thousand).

            Article 8. - Restriction on Sale and Transfer of Shares

8.1. TI and AMADEUS shall maintain clear title to, and unrestricted voting rights in, any and all shares or participations ("shares") owned by each of them in NewCo. The shares of NewCo and/or any right related or arising out of the same shall not be encumbered with liens of any kind or Security Interest, without prior consent of all Parties.

The shares of NewCo, and/or any right related or arising out of the same, shall not be transferable to third parties for a period of five (5) years from the date of incorporation of NewCo (the "restriction period"), with the exception of transfers, by either Party, to a Subsidiary


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provided that, prior to any such transfer (which must be all shares and/or related rights held by the transferring shareholder):

      - Any such Subsidiary to which shares and/or related rights are transferred agrees in writing with the other shareholder(s) to be bound by all of the terms of this Agreement; and

      - The shareholder transferring its interest to its Subsidiary agrees in writing with the other shareholder(s) to remain jointly and severally liable with the transferee for any breach by the latter of any of the terms of this Agreement.

      - The shareholder transferring its interest shall remain bound by all provisions and terms of this Agreement related to marketing and support services, confidentiality and exclusivity commitments.

8.2. The Parties shall discuss and agree on the possible admission of third parties as shareholders of NewCo, in the event such third parties are able to provide a significant contribution, financially or otherwise to the targets and performance of NewCo. For any such event, and if mutual agreement is reached, it is understood that it shall be effected by means of an increase in the capital stock or through an assignment of equal portions of the shares held by the original shareholders (if they decide to proceed to any such assignment).

           Article 9. - Right of First Refusal -- Transfer of shares

9.1. Upon expiration of the restriction period, any transfer of shares in NewCo and/or related rights, except for a transfer of shares and/or related rights to a Subsidiary pursuant to Article 8, shall be subject to a right of first refusal in favor of AMADEUS and TI as the case may be.

9.2. Prior to any transfer of shares whatsoever, or any transfer of any right related or arising out of the shares (the "transfer"), the transferring shareholder shall give written notice to all other shareholders at the address indicated in the Register of Shareholders, by registered mail,


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return receipt requested, of its intention to sell (the "transfer notice"). The transfer notice shall provide information regarding the number of shares or related rights for sale, the name of the proposed transferee (and of the actual beneficial owner), and the agreed price. AMADEUS and/or TI, as the case may be, shall have sixty (60) days from receipt of the transfer notice to communicate to the transferring shareholder his acceptance, or refusal, to acquire the shares and/or related rights being sold. Failure to respond within sixty (60) days from receipt ("the term") shall be deemed election not to purchase.

9.3. If neither AMADEUS, nor TI, elect to exercise its right of first refusal, the transferring shareholder shall close the sale within sixty (60) days from the expiration of the term, and transfer the shares or related rights to the proposed transferee, at the same price and conditions indicated in the transfer notice. If neither AMADEUS, nor TI, elect to exercise the right of first refusal, the transfer of shares and/or related rights shall be made within sixty
(60) days from the expiration of the term, at the same terms and conditions indicated in the transfer notice. If both AMADEUS and TI elect to exercise the right of first refusal, the shares and/or related rights shall be allocated in proportion to their participation in NewCo.

9.4. Within thirty (30) days after the completion of any transfer of the shares in NewCo and/or related rights, including transfers pursuant to Article 8 above, the transferring shareholder shall deliver to the other shareholders and to
NewCo:

      - An affidavit of the transferring shareholder containing the true and complete name and address of the party to whom the shares and/or related rights were transferred; the price and terms and conditions upon which the shares and/or related rights were transferred;

      - An agreement of the buyer or transferee ("transferee") of the shares whereby such transferee agrees to be bound by all the obligations under this Agreement, duly signed by such transferee. Should the transferee fail to execute such an agreement, the transferring shareholder shall be obliged to guarantee, on terms


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            (including financial commitments) set forth by the other
            shareholder(s), that the transferee complies with the obligations under this Agreement.

9.5. In the event that any shareholder of NewCo transfers its shares in NewCo, and/or related rights, to a Subsidiary or to a third party, such a transfer shall not affect, impair, or diminish the rights of AMADEUS and TI under this Agreement, unless otherwise agreed through a written amendment to this Agreement. The transferring shareholder shall have the responsibility to regulate its relationship with the transferee accordingly, and shall be responsible to the other shareholders in the event that the transferee exercises any rights in such a manner as to affect, impair or otherwise diminish the rights of the other shareholders under this Master Agreement.

9.6. Should any of the Parties infringe any right of first refusal of the other Party, or the procedure set forth herein, such breaching Party shall pay to each other Party a lump sum amounting to twice the purchase price paid by the third party, without prejudice to the rights of the non-breaching Party to claim for damages under Spanish Law.

                              Article 10. - Budget

10.1. Within sixty (60) days of execution of this Agreement, the Parties shall negotiate, draw up and agree upon an initial Budget covering the years 1999 and 2000, which shall become an integral part of this Agreement.

10.2. By the end of November of each year, the Board of Directors of NewCo shall approve the Budget for the following year with the majorities provided in
Article 14 below.

10.3. If during any financial period it is necessary to proceed to any activity determining significant or material variances to the approved Budget, such activity may be carried out only


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after specific approval by the Board of Directors to be resolved at the conditions provided in Article 14 below.

10.4. The Parties undertake to support the implementation of the approved Budget according to the principle of good faith and to take any action which is deemed appropriate or necessary for such purpose.

         Article 11. - Management Report and Information to the Parties

11.1. The Board of Directors of NewCo shall meet every three months to review the data concerning the quarterly review of the Business Plan and the Budget follow-up of NewCo, which shall be drawn up for this occasion by the General Manager.

11.2. Furthermore, NewCo shall supply to each of the Parties comprehensive information and data regarding the management/business trends and the economic results of the same. The frequency and conditions at which such information is to be supplied shall be agreed by the Parties.

                   Article 12. - Board of Directors of NewCo

12.1. NewCo shall be governed by a Board of Directors (the "Board of Directors" or the "Board") which shall consist of four (4) members. TI shall have the right to nominate two (2) members of the Board and AMADEUS shall also have the right to nominate two (2) members. The members shall remain in office for a period of three years, renewable upon decision by the General Meeting of Shareholders.


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12.2. If a Director of NewCo must for any reason be replaced, the Party that nominated such director will nominate a replacement and both Parties shall cause their shares to be voted for such replacement.

12.3. If a Party votes its shares to remove a member that it nominated, the other Party shall also vote its shares for such removal.

12.4. The Directors shall not be remunerated for this function, unless otherwise agreed by the Parties.

12.5. The Board, at its first meeting, shall appoint a permanent secretary who shall not be a Board member. The permanent secretary shall act under the direction of the Chairman. The permanent secretary shall attend every Board meeting and shall be responsible for the drafting of the minutes of the Board, the notice of each following Board meeting and any required filings or registrations of decisions or resolutions taken by NewCo's governing bodies.

12.6 Should any of the Parties withdraw - for any reason - from NewCo, at the moment of assignment of its shares, such Party shall also deliver the letters of resignation of the Directors appointed by it. In case the letter(s) of resignation is not delivered and it is necessary to proceed to a removal of such Directors adopting a resolution to this end, NewCo shall be held harmless from any and all claims, suits, recoveries or similar which the removed Directors may file.

          Article 13. - Corporate Offices. Chairman. General Manager.

13.1. The Chairman of the Board of Directors of NewCo shall be appointed for the first year upon designation by the Board of Directors; for any subsequent year, the principle of alternate government shall be applied. The Parties further establish that - pursuant to the provisions


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contained in the Articles of Association, - the Chairman of the Board of
Directors shall not be entitled to any special voting rights or a casting vote.

13.2. The General Manager - as mentioned in Article 11.1. above - shall carry out his/her activity within the framework of the decisions taken by the Board of Directors and of the provisions of the Budget and the Business Plan. The General Manager shall further be vested with powers of representation, but only in connection with the activities and matters decided by the Board and included in the registered powers of attorney.

                       Article 14. - Management of NewCo

14.1. The Board of Directors shall have a quorum with the participation of a majority of the Directors in office, and it shall adopt valid resolutions with the favourable vote of the absolute majority of the Directors attending.

14.2. Notwithstanding the above, the Parties agree that a quorum of 3 (three) out of 4 (four) members and a resolution majority with the same proportions shall be required for the adoption of any resolution or decision concerning the following matters:

      (a) Make any investment or expenditure in excess of EURO 75,000 for any single investment or expenditure.

      (b)   Sell fixed assets with a price or value in excess of EURO 75,000.

      (c)   Sell any intellectual property rights.

      (d) Commence or settle any major pending or threatened arbitration, litigation or other litigated proceeding except for routine collection matters.

      (e) Enter into any contract, including borrowing and debt guarantees, outside the normal course of business.


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      (f)   Enter into any contract for the licensing or transfer of technology, or the provision of technical assistance to, or from, any third party outside the normal course of the business.

      (g) Set up the guidelines for the terms (including fee structures) on which NewCo shall contract with persons or entities providing services to NewCo.

      (h) Approve and subsequently revise or modify the Budget and / or the Business Plan, and any contracts entered into with related or Affiliated parties, including those entered into with a shareholder of NewCo.

      (i) Major changes in business structure including the creation of subsidiaries and the development of new types of products or facilities not included in Attachment A.

      (j) Acquire or absorb other entities or otherwise carry out investment in equity securities of other companies.

      (k) Proposals with respect to capital contribution, investment plans or financing from the shareholders.

14.3 Appointment and/or removal of the General Manager and acceptance of candidates for managerial positions proposed by the General Manager shall be subject to unanimous decision of the Board of Directors, provided always that all Board members shall be present or represented in the Board of Directors meeting taking this decision.

   Article 15. - Impossibility on the Part of the Board of Directors of NewCo
                           to Adopt Valid Resolutions

15.1. In the event the Board of Directors of NewCo is not able to adopt a resolution for the matters requiring a qualified majority as established in
Article 14.2. above ("deadlock"), the Board shall allow for a period of 30 (thirty) days from the date of such deadlock in order to reexamine the subject matter of the relevant resolution and to submit alternative proposals regarding the same.


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15.2. During such period, the Board members shall review in detail the issues and matters which have led to the non-agreement; they shall do so with the help of NewCo managers and officers responsible for the matters mentioned in the relevant resolution.

15.3. If at the end of such thirty-day period the situation of deadlock is still in place (i.e. NewCo's Board is still not able to adopt a resolution with the quorum or majorities established in Article 14.2. above), the Parties, in the persons of their respective President and CEO, shall meet to discuss and settle the disagreements which resulted in the deadlock within 15 (days) from the date on which they have been asked to solve the matter.

                              Article 16. Deadlock

If at the end of the period as stated in Article 15.3. above, the Parties do not reach an agreement and the deadlock situation is still in place, the Parties commit to perform and implement all necessary actions in order to proceed with the dissolution of NewCo. This dissolution will take place according to the Spanish law.

                       Article 17. - Suspensive Condition

17.1. The Parties expressly agree and mutually acknowledge that the validity and enforceability of this Agreement shall be subject to the occurrence of the following conditions:

      - Assessment, valuation and acceptance of the value (also with reference to staff costs) of the contributions made by each of the Parties to NewCo;

      - Assessment, valuation and acceptance of the services and revenue flows between each of AMADEUS and TI with NewCo, following the guidelines and principles set forth in Attachment A.


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      -     Approval, to the satisfaction of the Parties, of the Budget and
            Business Plan of Newco.

      - Approval by the respective Board of Directors of AMADEUS and TI, which the Parties shall make all reasonable efforts to obtain within seventy five (75) days of signature of this Agreement.

17.2 The Parties shall work together in good faith so that all these suspensive conditions are achieved, to their mutual satisfaction, within seventy five (75) days of signature of this Agreement.

If no agreement has been reached on any of these matters, or no Board approval has been obtained from either of the Parties, by October 30, 1999, the Parties shall cease any further discussions on the matters contemplated hereby, unless otherwise agreed, and the Parties shall return to each other any Confidential Information of the other Party in its possession, including materials or information derived from such Confidential Information.

                  Article 18. - General Meeting of Shareholders

18.1. The Parties agree at any General Meeting of Shareholders of NewCo to exercise their voting powers in such manner that the agreements between the Parties herein recorded are performed. Any decisions at the General Meeting of Shareholders shall be taken in accordance with this Agreement, the Articles of Association and the provisions of the Spanish law.

18.2. The General Meeting shall only adopt valid resolutions on the following items if a quorum of 75% of the shares of NewCo are present or represented and if the votes are unanimous:

      (a)   Dissolution or liquidation of NewCo

      (b)   Alterations to the Articles of Association of NewCo


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Master Agreement                                                   Page 20 of 26

      (c) Merger of NewCo or sale of all or substantially all of the assets of NewCo

      (d) Payment of dividends, if the results are below 10% of the approved Budget results

      (e)   Appointment or dismissal of NewCo's auditor

      (f) Relief of responsibility of each Board member and of the General Manager.

      (g) Capital increase, decrease and any transfer of shares by the Parties, except as set forth in Section 8.1. for Subsidiaries.

18.3 If no quorum is reached as set forth in Section 18.2, the General Meeting shall be convoked for the seventh day after the first meeting for another meeting, where quorum will be established if 65% of the shares of NewCo are present or represented at the meeting. Voting requirements will be the same as in Section 18.2.

               Article 19. - Confidential Nature of the Agreement

19.1. The Parties shall maintain the contents of this Agreement and any other matter linked to the understandings reached herein strictly confidential. It is also understood that the conditions and contents of any information given to third parties, including press releases and other kinds of communications delivered through other means of information to the general public, shall be agreed between the Parties.

19.2 The Parties undertake to maintain the Confidential Information in strict confidence, prohibiting any disclosure or unauthorised use, except to employees and advisors on a "need-to know" basis and informing such recipients of the confidential nature of the Confidential Information.

19.3 In any event, the Parties undertake to use the information received in a confidential manner and only for the purposes of performance of this Agreement.


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Master Agreement                                                   Page 21 of 26

19.4 The rights and obligations of the Parties with respect to confidentiality shall survive termination of this Agreement for a period of five (5) years.

             Article 20. - Duration of the Agreement - Termination

20.1. This Agreement commences upon execution, subject to the suspensive conditions set forth in Article 17, and terminates on the earlier to occur of:

      (a)   the date upon which only either AMADEUS or TI hold shares; or

      (b)   the date upon which NewCo is liquidated.

20.2. The Parties agree and mutually acknowledge that this Agreement shall be automatically terminated:

      (a) in the event NewCo is not able to obtain - within a reasonable time period - the authorizations which may be necessary pursuant to the laws and regulations currently in force to carry out its business activity as specified in this Agreement.

      (b) in the event of material breach by a Party of its obligations under this Agreement, which has not been cured by the breaching Party within thirty (30) days of the occurrence of the event which gave rise to the breach.

20.3 In the event of termination of this Agreement as set forth herein, the Parties agree to vote their shares in order to dissolve and liquidate NewCo, pursuant to the provisions and under the terms established by Law and the Articles of Association.


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Master Agreement                                                   Page 22 of 26

 Article 21. - Entire Agreement - Binding Nature of the Agreement. - Amendments

21.1 All the Articles and Attachments are an integral and substantial part of this Agreement. In the event of any inconsistency or conflict between the Articles and Attachments, the Articles shall prevail.

21.2 The Parties shall implement the provisions of this Agreement also in case the clauses contained herein are different from those of the Articles of Association of NewCo. In the event of an inconsistency between the Articles and this Agreement, this Agreement shall prevail to the extent of the inconsistency and each Party agrees to take any steps, within its power, necessary to procure that the Articles are altered to eliminate the inconsistency.

21.3 This Agreement may be amended only by means of a subsequent deed executed by all Parties; this deed shall expressly state that it is meant as an amendment to this Agreement.

    Article 22. - Applicable Law. Rules for the Construction of the Agreement

22.1. This Agreement shall be governed by and construed in accordance with Spanish law.

22.2 The Parties agree that in the event one or more of the clauses contained in this Agreement become void, invalid or unenforceable, such voidness or invalidity shall not imply the invalidity of the Agreement as a whole. In any such case, the void, invalid or unenforceable clauses shall be deemed excluded from this Agreement, unless the invalidity or non-effectiveness of such clause(s) leads to an irreparable damage for one of the Parties or to an elimination of the goal for which this Agreement has been entered into.


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Master Agreement                                                   Page 23 of 26

The Parties agree to take all reasonable steps to replace the void, invalid or unenforceable clause with a valid or enforceable one that as closely as possible reflect the intent of the Parties when signing this Agreement.

                             Article 23. -- Notices

23.1. Any notice exchanged between the Parties with respect to this Agreement shall be made in writing and shall be deemed validly given: (i) when sent by registered mail or telegram or other means, upon receipt of the same; (ii) when sent by telefax, at the moment on which the addressee confirms receipt of the same (also by telefax); it is understood that the above notices shall be sent to the Parties at the following addresses (or at such other addresses, telex and telefax numbers that the Parties may indicate from time to time):

- TELEFONICA INTERACTIVA, S. A.
Gran Via, 28
Madrid 28013
ATTN: Mr. Juan Perea Saez de Buruaga (President)
With copy to the Legal Department

- AMADEUS GLOBAL TRAVEL DISTRIBUTION, S. A.
Salvador de Madariaga, 1
Madrid 28027
ATTN: Mr. Jose Antonio Tazon (President and CEO)
With copy to the Legal Department

23.2. It is also agreed that the Parties choose address for service (for any purpose connected with this Agreement, including service of process) at the addresses mentioned above (or at such other address which the Parties may from time to time indicate).


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Master Agreement                                                   Page 24 of 26

                     Article 24 - Tolerance of the Parties

Any tolerance by either of the Parties of any behaviour by the other Party which is in breach of the provisions of this Agreement shall not be deemed a waiver to the rights deriving from the provisions breached nor to the right to claim exact performance of all terms and conditions hereunder.

                           Article 25. -- Arbitration

25.1. Any matter that cannot be resolved by agreement between the Parties and any other differences or dispute arising out of or relating to this Agreement, including any question concerning its existence, validity, or termination, shall be finally settled by arbitration according to the rules of the International Chamber of Commerce of Madrid, Spain.

25.2. Appointment of arbitrators. The number of arbitrators shall be three.

25.3 Appointment of arbitrators. The arbitrators shall be appointed as follows:

Each Party shall nominate one arbitrator for confirmation by the ICC. If a Party fails to nominate an arbitrator within the time period specified by the ICC Rules, the ICC Court of Arbitrators shall appoint an arbitrator for that Party. The arbitrators nominated by the Parties shall, within 21 days after their confirmation by the ICC Court of Arbitration, agree on a third arbitrator who shall act as the Chairman.

25.4. Language of arbitration. The language of the arbitration shall be English.

25.5. Binding nature of arbitration. The decision of the arbitrators shall be final and conclusive and shall be binding on the Parties. Any award rendered by the arbitrators may be enforced by any court or competent jurisdiction.


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Master Agreement                                                   Page 25 of 26

25.6. Exclusion of the right to appeal. The Parties agree to exclude the right of application or appeal to any court in connection with any question of law arising in the course of the arbitration proceedings or out of the award.

25.7. Place of arbitration. The place of arbitration shall be Madrid, Spain.

25.8 The governing law shall be Spanish Law. In procedural aspects, the Parties agree to abide by the terms of the ICC rules of procedure and, in the event of a lack of rules in any particular instance or matter, by the provisions of the "Ley de Enjuiciamiento Civil espanola", as amended from time to time.

25.9 Currency of award. A monetary award shall be denominated in Euros.

IN WITNESS HEREOF, the Parties have executed this Agreement in Madrid as of the 23rd of July, 1999.


TELEFONICA INTERACTIVA, S.A.

/s/ Juan Perea Saez de Buruaga
----------------------------------------
Juan Perea Saez de Buruaga, President


AMADEUS GLOBAL TRAVEL DISTRIBUTION, S.A.

/s/ Jose Antonio Tazon
----------------------------------------
Jose Antonio Tazon, President and CEO


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Master Agreement                                                   Page 26 of 26

The following annex to this agreement has not been included:

        Attachment A -- Project for the Initiative -- Guidelines and Principles

Copies of the annex not included herein will be provided upon request.

                                  Attachment B

                        List of Latin American countries

Argentina
Bolivia
Brazil
Chile
Colombia
Costa Rica
Dominican Republic
Ecuador
El Salvador
Guatemala
Honduras
Mexico
Nicaragua
Panama
Paraguay
Peru
Uruguay
Venezuela


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Master Agreement                                                    Attachment B

                                                       Madrid, October 6th, 1999


      In accordance with the provisions of the Master Agreement executed on July 23rd, 1999 between Amadeus Global Travel Distribution, S.A. ("Amadeus") and Terra Networks, S.A. ("Terra" - formerly, Telefonica Interactiva, S.A.), both Parties had seventy five (75) days of signature of such Master Agreement to conclude certain requirements.

      Today the aforementioned term finishes and, although preliminary actions have been taken, the Parties have not yet reached the requirements within the initial term.

      Therefore, assuming that both Parties equally cause this delay over such initial term, it would be necessary that both Parties, by means of their acceptance and signature of this letter, expressly amend and extend the initial term with fifteen additional days. Both Parties expect this new term to be sufficient to conclude the negotiations and to agree with the final drafting of their respective agreements with NewCo.

      For this purpose, we signed this letter as proof of our approval of this extension of the term to conclude the agreements with the NewCo.


      AMADEUS GLOBAL TRAVEL DISTRIBUTION, S.A.

      /s/ Tomas Lopez Fernebrand

      Tomas Lopez Fernebrand


      TERRA NETWORKS, S.A.

      /s/ Cristina Lamana

      Cristina Lamana

                                                      Madrid, October 20th, 1999


      In accordance with the provisions of the Master Agreement executed on July 23rd, 1999 between Amadeus Global Travel Distribution, S.A. ("Amadeus") and Terra Networks, S.A. ("Terra" - formerly, Telefonica Interactiva, S.A.), both Parties had seventy five (75) days of signature of such Master Agreement to conclude certain requirements.

      By means of Letter signed by Amadeus and Terra last 6th of October, the 75 days period was extended two weeks ending the 20th of October 1999.

      Today the aforementioned extension finishes and, although additional actions have been taken, the Parties have not yet completely reached all the requirements within the agreed extended term.

      Therefore, assuming that both Parties equally cause this delay over such initial term, it would be necessary that both Parties, by means of their acceptance and signature of this letter, expressly amend and additionally extend the term until the 31st of December, 1999. Both Parties expect this new term to be sufficient to conclude the negotiations and to agree with the final drafting of their respective agreements with the new joint venture company and to complete the basic guidelines of the budget and business plan of the new joint venture company.

      For this purpose, we signed this letter as proof of our approval of the extension of the term as described above.


      AMADEUS GLOBAL TRAVEL DISTRIBUTION, S.A.

      /s/ Tomas Lopez Fernebrand

      Tomas Lopez Fernebrand


      TERRA NETWORKS, S.A.

      /s/ Cristina Lamana

      Cristina Lamana